EXHIBIT 99.1

                              [ON NBOG LETTERHEAD]

To our Shareholders:

     The Board of Directors of NBOG Bancorporation, Inc. is pleased to announce that we have reached agreement to merge NBOG into Nuestra Tarjeta de Servicios, Inc. ("NTS"). As a result of the merger, our shareholders as a group will receive a total cash payment of $6.5 million less various expenses incurred prior to closing. We currently believe this payment will be approximately $6.00 per share, although it may be somewhat more or less, which represents a significant premium over our current book value per share.

     NTS currently intends to continue to run The National Bank of Gainesville as a community bank focused on serving the needs of Gainesville and Hall County. NTS may, however, change the name of the bank to one that will enable expansion throughout the Metropolitan Atlanta Area in addition to Gainesville. NTS also specializes in serving the growing Hispanic market in northern Georgia and operates 12 bank branches under the brand name El Banco de Nuestra Comunidad(R). A copy of the press release regarding the acquisition is attached.

     While we had hoped to continue as an independent community bank, the Board determined that in order to maximize shareholder value we needed to identify an acquirer after our efforts to raise additional capital last year were unsuccessful. The Board engaged the investment banking firm of Stevens & Company which conducted an exhaustive search of potential acquirers, and the Company received several bids. After negotiation with all bidders, the Board of Directors selected the NTS proposal, which offered the greatest return to our shareholders.

     Like many of our shareholders, the members of the Board of Directors invested significant amounts of their personal wealth in the common stock of NBOG and will personally recognize a loss as a result of the merger. The merger will be a taxable transaction to shareholders, and any loss or gain that you may incur will be recognizable when the merger closes.

     The merger is subject to regulatory and shareholder approval and various other closing conditions. It is currently scheduled to close no later than March 31, 2007, but both parties hope to close in the fourth quarter of 2006.
In advance of the shareholders meeting, we will be sending proxy material to you which will fully describe the merger. In the meantime, if you have any questions, please call Bryan Hendrix, our acting CEO, myself or any other member of the Board.

                                       Sincerely,

                                       /s/ Ann Palmour

                                       Ann Palmour
                                       Chairman of NBOG Bancorporation, Inc. and
                                       The National Bank of Gainesville

NBOG Bancorporation will be filing a proxy statement concerning the transaction with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER
RELEVANT DOCUMENTS TO BE FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's web site, www.sec.gov. In addition, documents filed with the SEC by NBOG Bancorporation will be available free of charge from the Corporate Secretary of NBOG Bancorporation at 807 Dorsey Street, Gainesville, Georgia 30501, Telephone (770) 297-8060. SHAREHOLDERS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE ACQUISITION OF NBOG BANCORPORATION, INC.

                               [ON NTS LETTERHEAD]

     [EL BANCO LOGO]                         [NATIONAL BANK OF GAINESVILLE LOGO]


Contact:
Nuestra Tarjeta de Servicios, Inc.
----------------------------------
Drew Edwards
Chief Executive Officer and Chairman

NBOG Bancorporation, Inc.
-------------------------
Charles Stevens, Stevens & Company
(706) 882-7628

        Nuestra Tarjeta de Servicios, Inc. and NBOG Bancorporation, Inc.
                        Sign Definitive Merger Agreement

   Combined Entity Will Create the Nation's Leading Hispanic Financial Services
    Company Offering Financial Services to the Unassimilated Latino Consumer

Gainesville, G.A. and Roswell, G.A., May 9, 2006 - Nuestra Tarjeta de Servicios, Inc. ("NTS") and NBOG Bancorporation, Inc. ("NBOG") announced today the signing of a definitive merger agreement under which NBOG will merge into NTS in exchange for a total cash payment of $6.5 million less various expenses incurred prior to closing. NBOG currently operates a single branch banking subsidiary, The National Bank of Gainesville in Gainesville, Georgia. NTS currently operates 12 branch bank locations throughout Metropolitan Atlanta under the name El Banco de Nuestra Comunidad(R) in partnership with SunTrust Bank (NYSE: STI). NTS will operate The National Bank of Gainesville as a mainstream community bank serving Gainesville and the surrounding markets and will operate its El Banco locations as a separate Latino brand throughout its footprint. The National Bank of Gainesville will also assist with the backroom functions providing mainframe and operational support to NTS and its customers. NTS will transition its banking customers from El Banco locations, which are presently serviced by SunTrust Bank, to the new El Banco locations that will be serviced by NTS.

"We truly believe that the combination of our two organizations will round out our platform for serving the Latino Community through our El Banco brand and the mainstream community through the NBOG brand," said NTS Chairman & CEO Drew Edwards. "NTS has created a trusted relationship with the Latino community in Atlanta over the past five years, growing to our current 12 El Banco de Nuestra Comunidad(R) branch locations and almost 20,000 Latino customers. This merger will provide the bank platform and infrastructure necessary to support our future growth in Atlanta and other areas of Georgia."

Ann Palmour, Chairman of NBOG Bancorporation, Inc. commented on the announcement by saying, "We at The National Bank of Gainesville are looking forward to joining NTS for the benefit of our shareholders, customers, employees, and the Gainesville community. We believe that NTS has the organizational depth to execute on its business plan for not only Gainesville, but also for the surrounding communities."

The merger is anticipated to close in the fourth quarter of 2006. The agreement has been approved by the board of directors of each company, and is subject to shareholder approval, receipt of financing by NTS, regulatory approvals, and other customary conditions in bank mergers.

Mr. Charles Stevens of Stevens & Company served as NBOG's financial advisor.



ABOUT NUESTRA TARJETA DE SERVICIOS, INC.

NUESTRA TARJETA DE SERVICIOS, INC. is a financial services company focused on the under-banked Latino market by offering a full array of non-traditional and traditional financial products in retail locations branded EL BANCO DE NUESTRA COMUNIDAD(R) and through mainstream financial institutions that purchase the company's proprietary systems and intellectual property. Its technology and intellectual property is currently helping financial institutions in six states
including Texas and California.   NTS currently has 127 employees - 115 of whom
are immigrant Latinos - and a board of directors of eight community and business leaders.

ABOUT NBOG BANCORPORATION, INC.

NBOG BANCORPORATION, INC. is the parent company of THE NATIONAL BANK OF GAINESVILLE, located in Gainesville, Georgia. The National Bank of Gainesville is a community bank focused on serving the needs of Gainesville and Hall County.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, and including statements about the benefits of the merger between Nuestra and NBOG, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: the businesses of Nuestra and NBOG may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected timeframes; disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the merger may not be obtained on the proposed terms and schedule; NBOG shareholders may not approve the merger; and other factors related to changes in economic conditions, movements in interest rates, competitive pressures on product pricing and services, success and timing of other business strategies, the nature, extent, and timing of governmental actions and reforms, and extended disruption of vital
infrastructure.   All forward-looking statements included in this news release are based on information available at the time of the release. Neither Nuestra nor NBOG assumes any obligation to update any forward-looking statement.